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                                                                    Exhibit 10.4
                              CONSULTING AGREEMENT

         This CONSULTING AGREEMENT (the "Agreement") is made this 1st day of June, 2001 (the "Effective Date"), by and between Paragon Sports Group, Inc. ("Paragon") and Piotr Nowak/Pinosport ("Consultant").

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto hereby agree as follows:

         1. Nature of Relationship. Consultant shall be appointed as a Paragon representative in Poland, Russia, Ukraine, Hungary, Czech Republic, Bulgaria, and other countries in Eastern Europe (the "Territory"). As a Paragon representative, Consultant shall have the following duties and responsibilities:

                  a. To introduce soccer players represented by Paragon to clubs in the Territory.
                  b. To procure Paragon's appointment as a representative of soccer clubs and associations within the Territory and to procure players for such clubs and associations.
                  c. To procure players within the Territory to be represented by Paragon and to sign Paragon's standard representation agreement ("SRA"), a copy of which is attached hereto as Exhibit A.
                  d. To promote and market Paragon generally with the Territory.

         2.       Compensation and Expenses.

                  In consideration of Consultant carrying out the above duties and responsibilities to the best of its abilities, Consultant shall be paid a commission equal to fifty percent (50%) of all sums received by Paragon for its benefit arising out of any matters conducted by Consultant on Paragon's behalf in the Territory. Each party shall be responsible for its own expenses and disbursements. Paragon will keep Consultant advised of all matters conducted with respect to players, clubs, and associations introduced by Consultant. Any commission due Consultant hereunder shall be paid by Paragon within 30 days of Paragon's receipt of the income on which the commission is due.

         3. Term. This Agreement may be terminated by either party upon one month's notice in writing. In the event of termination, Paragon shall continue to represent any player, club, or association introduced to it by Consultant under the terms of the then-current SRA or other applicable representation agreement, and Consultant shall continue to receive all commissions due it under any such SRA or agreement pursuant to the terms hereof.

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         4.       Exclusivity. During the Term, Consultant will not introduce any player, club, or association from the Territory to any party other than Paragon, nor will Consultant represent any competitor of Paragon with the Territory.

         5.       General Terms.

                  a. Consultant shall forward all duly-executed SRA's and other applicable representation agreements to Paragon within five (5) business days of execution by a soccer player, club, or association. Said documents may be sent via facsimile to Paragon followed by the original to be sent to Paragon within five (5) days of facsimile transmission.
                  b. Consultant will not hold itself out as having the power to bind Paragon, and Paragon shall have sole discretion in deciding whether to enter a relationship with any player, club, or association introduced to it by Consultant. Paragon shall have the sole authority to change or amend any term or condition of an SRA or other representation agreement.
                  c. Consultant shall be an independent contractor, and not an employee of Paragon while acting hereunder.
                  d. Consultant shall maintain the highest level of professionalism in acting on behalf of Paragon, and it shall not engage in any activity or course of conduct that could tarnish or otherwise damage Paragon's name, business, or reputation in or outside the Territory.
                  e. Consultant will at all times treat any information provided to or received from Paragon in respect of its clients and business in the strictest confidence and will not, while this Agreement remains in effect and thereafter, disclose the same to any third party (other than to Consultant's own professional advisors or pursuant to an order of any court).
                  f. This Agreement may not be assigned by the parties without the advance written consent of the other party hereto, except when such assignment is to an entity controlled by the assigning party (e.g., a wholly-owned subsidiary).
                  g. This Agreement shall be construed and interpreted according to the laws of the State of New York. Any and all disputes, controversies, or claims arising between Paragon and Consultant under this Agreement shall be settled by arbitration in New York City pursuant to the rules and regulations of the International Chamber of Commerce.
                  h. Any notices required hereunder shall be made to the address for each party set forth below.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

PARAGON SPORTS GROUP, INC.                                CONSULTANT


By:  /s/ Shep Messing                                     By:  /s/ Piotr Nowak
    --------------------------------                           ---------------
     Name:  Shep Messing                                       Name: Piotr Nowak
     Title: President and Chief Executive Officer